SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Sec tion 14(a) of the Securities
                              Exchange Act f 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box
[ ]    Preliminary Proxy Statement
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, For Use of the commission Only (as permitted by Rule 14a-6(e)(2))

                              THE ANDERSONS, INC.

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
[ ]   Fee paid previously with preliminary materials.
[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


                       THE ANDERSONS, INC.
                      480 West Dussel Drive
                       Maumee, Ohio 43537


                                                   March 15, 1999


Dear Shareholder:

      You are cordially invited to attend the annual meeting of shareholders which will be held on Thursday, April 22, 1999, at 7:00 p.m., local time, at the Andersons Activities Building, 1833 South Holland-Sylvania Road, Maumee, Ohio.

      A notice of meeting, proxy statement and proxy card are included with this letter. The matters listed in the notice of meeting are more fully described in the proxy statement.

      It is important that your shares are represented and voted at the annual meeting, regardless of the size of your holdings. Accordingly, please mark, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you attend the annual meeting, you may revoke your proxy in writing and vote your shares in person, if you wish.

     We look forward to seeing you on April 22.


                                   Sincerely,


                                   /s/Richard P. Anderson

                                   Richard P. Anderson
                                   Chairman, Board of Directors


                              THE ANDERSONS, INC.
                             480 West Dussel Drive
                               Maumee, Ohio 43537


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 22, 1999

     The annual meeting (the "Annual Meeting") of shareholders of The Andersons, Inc. (the "Corporation") will be held on Thursday, April 22, 1999, at 7:00 p.m., local time, at the Andersons Activities Building, 1833 South Holland-Sylvania Road, Maumee, Ohio, to consider and take action with respect to the following matters:

     1. The election of twelve directors to serve until the next annual meeting or until their successors are duly elected and qualified.

     2. The approval of an amendment to the Corporation's Amended Long-Term Performance Compensation Plan.

     3. The ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 1999.

     4. The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

      Holders of record of the Corporation's Common Shares at the close of business on March 1, 1999, are entitled to receive notice of and to vote on all matters presented at the Annual Meeting and at any adjournments or postponements thereof.

                                   By order of the Board of Directors



March 15, 1999                     _____________________________
                                   Beverly J. McBride
                                   Secretary



Whether or not you plan to attend the Annual Meeting in person and regardless of the number of shares you own, please mark, sign and date the enclosed proxy card and mail it promptly in the envelope provided to ensure that your shares will be represented. If you attend the Annual Meeting, you may revoke your proxy in writing and vote your shares in person, if you wish.

                              THE ANDERSONS, INC.
                             480 West Dussel Drive
                               Maumee, Ohio 43537



                                PROXY STATEMENT



                         Annual Meeting of Shareholders
                                 April 22, 1999



      This proxy statement (the "Proxy Statement") is being furnished to the holders of common shares, no par value (the "Common Shares"), of The Andersons, Inc. (the "Corporation") in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation (the "Board of Directors" or "Board") for the annual meeting (the "Annual Meeting") of shareholders to be held on April 22, 1999 at the Andersons Activities Building, 1833 South Holland-Sylvania Road, Maumee, Ohio, and at any adjournments or postponements thereof. Proxy Statements and proxy cards are being mailed to shareholders on or about March 15, 1999.

      When you sign and return the enclosed proxy card, the shares represented thereby will be voted as indicated on the proxy card. If there is no contrary indication, the shares represented will be voted FOR the slate of directors described herein, FOR the approval of an amendment to the Corporation's Long-Term Performance Compensation Plan, FOR the ratification of Ernst & Young LLP as the Corporation's independent auditors for the year ending December 31, 1999 and, as to any other business as may properly be brought before the Annual Meeting and any adjournments or postponements thereof, in accordance with the judgment of the person or persons voting on such matter or matters.

      Returning your completed proxy card will not prevent you from revoking your proxy in writing and voting in person at the Annual Meeting should you be present and wish to do so. In addition, you may revoke your proxy any time before it is voted by written notice to the Secretary of the Corporation prior to the Annual Meeting or by submission of a later-dated proxy card.

      Each outstanding Common Share entitles the holder thereof to one vote.
On March 1, 1999, the record date, there were 8,166,797 Common Shares outstanding. The presence in person or by proxy of a majority of such Common Shares shall constitute a quorum. Abstentions and proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes") will be treated as present for purposes of establishing a quorum. Under the Corporation's Code of Regulations, the nominees for director receiving the greatest number of votes shall be elected and thus abstentions and broker non-votes will have no impact on the election, except to the extent that the failure to cast a vote for a nominee may result in a smaller number of votes cast for other nominees being able to carry the election. With respect to the ratification of Ernst & Young LLP as the Corporation's independent auditors for the year ending December 31, 1999, such ratification requires the affirmative vote of a majority of the common shares present and eligible to vote at the Annual Meeting. Thus, a broker non-vote or abstention will count as a vote against such proposal.

                             ELECTION OF DIRECTORS

      The Board of Directors is currently comprised of twelve directors. The Board of Directors has nominated and recommends the election of each of the nominees set forth below. Directors so elected will serve until the next annual meeting or until their earlier removal or resignation. Each nominee is currently a Director of the Corporation. The Board of Directors expects all nominees named below to be available for election. In case any nominee is not available, the proxy holders may vote for a substitute, unless the Board of Directors reduces the number of directors.

      Directors will be elected at the Annual Meeting by a plurality of the votes cast at the Annual Meeting by the holders of shares represented in person or by proxy. There is no right to cumulate voting as to any matter, including the election of directors.

      The following sets forth information as to each director and nominee for director, including age, as of March 1, 1999, principal occupation and employment during the past five years, directorships in other publicly held companies, membership on committees of the Board of Directors and period of service as a director of the Corporation.

The Board of Directors recommends a vote "FOR" the election of each of the nominees set forth below to the Board of Directors.

Nominees for Board of Directors

      Thomas H. Anderson, 75, was named Chairman Emeritus in 1996. He served as Chairman of the Board from 1987, when the Corporation was formed, until 1996. He formerly held the position of Manager-Company Services of The Andersons for several years, was named Senior Partner in 1987 and served as a general partner of The Andersons and a member of its Managing Committee from 1947 through 1987.

      Richard P. Anderson, 69, has been a Director of the Corporation since its inception in 1987. He is also a director of ChemFirst Corporation. He served as Chief Executive Officer from 1987 to 1998 and was named Chairman of the Board in 1996. He served as Managing Partner of The Andersons from 1984 to 1987, after serving as a general partner of The Andersons and a member of its Managing Committee from 1947 through 1987.

      Donald E. Anderson, 72, was elected a Director of the Corporation in 1990. Mr. Anderson was in charge of scientific research for the Corporation from 1980 until his retirement in 1992. He served as a general partner of The Andersons from 1947 through 1987.

      Michael J. Anderson, 47, began his employment with The Andersons in 1978, serving in several capacities in the Grain Group and holding the position of Vice President and General Manager Grain Group from 1990 to February 1994. He served as Vice President and General Manager of the Retail Group from 1994 to 1996 when he was named President and Chief Operating Officer. He was named President and Chief Executive Officer effective January 1, 1999. He has served as a Director of the Corporation since 1988. He is also a director of Interstate Bakeries Corporation.

      Richard M. Anderson, 42, has served as a Director since 1988. He began his employment with The Andersons in 1986 as Planning Analyst and was named the Manager of Technical Development in 1987. Mr. Anderson served as Vice President and General Manager of the Industrial Products Group from 1990 until 1996 when he was named Vice President and General Manager, Processing Division of the Processing and Manufacturing Group.

      John F. Barrett, 49, has served as a Director of the Corporation since 1992. He has served in various capacities at The Western and Southern Life Insurance Company, including Executive Vice President and Chief Financial Officer and President and Chief Operating Officer, and currently serves as Chief Executive Officer. Mr. Barrett is also a director of Cincinnati Bell, Inc. and Fifth Third Bancorp.

      Paul M. Kraus, 66, has served as a Director of the Corporation since 1988. He has been a member of the Toledo, Ohio law firm of Marshall & Melhorn since 1962.

      Donald L. Mennel, 52, was named as a Director of the Corporation in February 1998. He has served as President of The Mennel Milling Company since 1984. He has served as a member of the Federal Grain Inspection Service Advisory Board and is past chairman of the Eastern Soft Wheat Technical Board. He is also a director of Fostoria Industries.

      David L. Nichols, 57, was elected as a Director of the Corporation in 1995. He served in various capacities with Mercantile Stores Company, Inc. and was Chairman and Chief Executive Officer, from 1992 to 1998. He is also a director of the Federal Reserve Bank, Cleveland, Ohio.

      Dr. Sidney A. Ribeau, 51, was named a Director of the Corporation in February 1997. He has served as President of Bowling Green State University since 1995. Prior to that, he served as Vice President for Academic Affairs at California State Polytechnic University, Pomona.

      Charles A. Sullivan, 63, was named a Director of the Corporation in 1996. He serves as Chairman and Chief Executive Officer of Interstate Bakeries
Corporation.   He is also a director of UMB Bank of Kansas City and JPS
Packaging Co. Inc.

      Jacqueline F. Woods, 51, was named as a Director of the Corporation in February 1999. She has served in various capacities at Ameritech Ohio and its predecessor, Ohio Bell, and currently serves as its President and Chief Executive Officer.

      Donald E., Richard P. and Thomas H. Anderson are brothers; Paul M. Kraus is their brother-in-law. Michael J. and Richard M. Anderson are nephews of Donald E., Richard P. and Thomas H. Anderson.

Board and Committee Meetings

      The Board of Directors held five meetings (exclusive of committee meetings) during the preceding fiscal year. The Board of Directors has established the following committees, the functions and current members of which are noted below. Each director attended 75% or more of the number of meetings of the Board of Directors held during the preceding fiscal year and any committees on which such director served.

      Audit Committee. The Audit Committee of the Board of Directors consists of David L. Nichols (chair), Charles A. Sullivan, Sidney A. Ribeau and Donald
L. Mennel. The Audit Committee, among other duties, reviews the internal and external financial reporting of the Corporation, reviews the scope of the independent audit and considers comments by the auditors regarding internal controls and accounting procedures and management's response to those comments. The Audit Committee met three times during the preceding fiscal year.

      Compensation Committee. The Compensation Committee consists of John F. Barrett (chair), David L. Nichols and Charles A. Sullivan. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Corporation and, under the Company's Amended Long Term Performance Compensation Plan, grants equity compensation to participants. The Compensation Committee met twice during the preceding fiscal year.

      Nominating Committee. The Nominating Committee consists of Thomas H. Anderson (chair), and all directors. The Nominating Committee selects and reviews candidates to be nominated to the Board, reports to the Board regarding the qualifications of such candidates, and recommends a slate of directors to be submitted to the shareholders for approval. The Nominating Committee meets during each Board meeting and recommends the election to the Board of each nominee named in this Proxy Statement. The Nominating Committee will consider individuals recommended by shareholders as potential future nominees to the Board. The names of such individuals, together with a full statement of their qualifications, should be mailed to the Nominating Committee, care of the Secretary of the Corporation at 480 West Dussel Drive, Maumee, Ohio 43537.

Compensation of Directors

      Directors who are not employees of the Corporation and who are not Anderson family members receive an annual retainer of $15,000 which may be taken in cash, common shares of the Corporation or stock options. Directors who are not employees of the Corporation receive a fee of $1,000 for each Board Meeting attended as well as the annual shareholders meeting. There are three committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Nominating Committee. The chairperson of these committees receives a retainer of $3,000 provided he or she is not an employee of the Corporation. Members of the audit and compensation committees, including the chairpersons, who are not employees of the Corporation, receive $750 for each meeting attended.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers, directors and/or persons who beneficially own more than ten percent of a registered class of the Corporation's equity securities to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater-than-ten-percent beneficial owners also are required by rules promulgated by the SEC to furnish the Corporation with copies of all
Section 16(a) forms they file.

      Based solely upon a review of the copies of such forms furnished to the Corporation, or written representations that all such filings that were required were filed, the Corporation believes that during the preceding year, its officers, directors and greater-than-ten-percent beneficial owners complied with all applicable Section 16(a) filing requirements.

      APPROVAL OF AN AMENDMENT TO THE CORPORATION'S LONG-TERM PERFORMANCE
                               COMPENSATION PLAN

General

     In April 1995, the Board of Directors adopted the Long-Term Performance Compensation Plan (the "Performance Plan"), which was subsequently approved by the Corporation's shareholders in November 1995. At the 1997 Annual Meeting, shareholders approved an amendment to the Performance Plan (the "Amended Performance Plan"). The Amended Performance Plan enables the Corporation to tailor performance compensation to corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices.

Proposed Amendment

     Shareholders are being asked to approve an amendment which would increase the number of Common Shares issuable under the Amended Performance Plan from 900,000 to 1,400,000, and which would make certain technical amendments allowing the delivery of restricted awards in addition to options and performance awards. The Amended Performance Plan and proposed amendments will be described herein as the Amended & Restated Performance Plan.

Shareholder Approval

     The affirmative vote of the holders of a majority of the Common Shares present or represented at the Annual Meeting will be required to approve the amendment to the Amended Performance Plan. After considering the advantages and disadvantages of the Amended & Restated Performance Plan, the Board of Directors believes that the Amended & Restated Performance Plan is in the best interest of the Corporation and its Shareholders.

The Board of Directors has approved the amendment to the Amended Performance Plan and recommends that each of its Shareholders vote "FOR" approval of such amendment.

Benefits under the Amended & Restated Performance Plan

     The following table sets forth the number of options which were granted under the Performance Plan with respect to the fiscal year ended December 31, 1998 to (i) the Corporation's chief executive officer, (ii) each of the four other most highly compensated executive officers, (iii) all current executive officers as a group, (iv) all current directors who are not executive officers as a group and (v) all employees, including all current officers who are not executive officers, as a group.

                               NEW PLAN BENEFITS

     Name and Position        Dollar Value ($)    Units (Common Shares)

Richard P. Anderson
 Chairman of the Board and
 Chief Executive Officer             *                     89,888 (a)
Michael J. Anderson
 President and Chief
 Operating Officer                   *                     17,071 (b)
Joseph L. Braker
 President, Agriculture
 Group                               *                      8,500
Christopher J. Anderson
 President, Processing and
 Manufacturing Group
Beverly J. McBride                   *                      5,500
 Vice President, General
 Counsel and Secretary
Executive Group                      *                      2,700
Non-Executive Director Group                              146,051 (c)
Non-Executive Officer                                       9,016 (d)
Employee Group                                             66,070

*No cash grants were awarded under the Performance Plan in fiscal 1998 or are contemplated to be awarded by the Board at the present time under the Amended Performance Plan. See "EXECUTIVE COMPENSATION - Option Grants" for discussion of the value of the options awarded under the Performance Plan in fiscal 1998.

(a)  Includes 47,888 options taken in lieu of salary.
(b)  Includes 5,071 options taken in lieu of salary.
(c)  Includes 56,151 options taken in lieu of salary.
(d) Includes 1,807 options and 2,169 common shares taken in lieu of director retainer.

Terms of the Amended & Restated Performance Plan

     The following is a summary of the principal features of the Amended & Restated Performance Plan. This summary is qualified in its entirety by the terms and conditions of the Amended & Restated Performance Plan itself, a copy of which is attached hereto as Appendix A.

      The maximum aggregate number of Common Shares with respect to which options and performance awards may be granted under the Amended & Restated Performance Plan is 1,400,000.

      Under the Amended & Restated Performance Plan, directors, officers and other key employees of the Corporation ("Participants") are eligible to receive nonqualified stock options ("NQOs"), incentive stock options ("ISOs"), restricted awards and performance awards, which may be either in the form of Common Shares or cash, at the option of the Compensation Committee or the full Board of Directors.

      The Compensation Committee and the Board of Directors have the discretion to select the Participants and to determine the type, size and terms of each award, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the Amended & Restated Performance Plan. A Participant may generally exercise options granted pursuant to the Amended & Restated Performance Plan during employment and thereafter for one year upon the Participant's death, disability or retirement or for three months thereafter upon termination of employment for other reasons; provided however, that if terminated for cause, a Participant immediately forfeits all unexercised options. With limited exceptions, including termination of employment as a result of death, disability or retirement, or except as otherwise determined by the Compensation Committee or the Board of Directors, performance awards received under the Amended & Restated Performance Plan are forfeited if a Participant's employment terminates prior to the valuation date for a performance award. Generally, a Participant's rights and interests under the Amended & Restated Performance Plan will not be transferable except by will or by the laws of descent and distribution by gift to certain persons under certain conditions.

      Options, which include NQOs and ISOs, are rights to purchase a specified number of Common Shares at a price fixed by the Compensation Committee or the Board of Directors. The option price may not be less than the fair market value of the Common Shares subject to such option at the time of grant, or, if granted to an employee who owns shares representing more than ten percent of the voting power of the Corporation, the option price may not be less than 110% of such fair market value. No participant in the Plan may receive options to purchase more than 150,000 Common Shares in one year. Options will become exercisable at such times and in such installments as the Compensation Committee or the Board of Directors will determine. Payment of the option price must be made in full at the time of exercise in such form (including, but not limited to, cash and Common Shares) as the Compensation Committee may determine.

     Performance awards are awards whose final value, if any, is determined by the degree to which specified performance objectives have been achieved during an award period set by the Compensation Committee. Performance objectives are based on such specific measures of performance by the Corporation as the Compensation Committee or the Board of Directors may determine. The Compensation Committee or the Board of Directors may make such adjustments in the computation of any performance measure as it may deem appropriate. The value of an award will be established by the Compensation Committee or the Board of Directors based on threshold and target objectives. Payment of the value of a performance award will be made within 60 days following the last day of the calendar year in which the valuation date for such performance award occurs.

      Restricted Awards are shares or units (representing future shares) of the Corporation that include one or more restrictions, the most common being a restriction on sale. Restricted shares allow their holder to receive dividends and vote on shareholder matters, while restricted units do not contain these rights. Upon resolution of the restriction, the Corporation will issue a fully transferable share. The Compensation Committee or the Board of Directors will determine the vesting provisions and the vesting schedule for each award.

      The Compensation Committee or the Board of Directors may make adjustments to the maximum number of options and performance awards permitted under the Amended & Restated Performance Plan to prevent dilution or enlargement. The Amended & Restated Performance Plan will remain in effect until such time as it is amended or terminated by the Board of Directors, except that no ISO may be granted under the Amended & Restated Performance Plan on or after ten years from the effective date of the Amended & Restated Performance Plan. The Amended & Restated Performance Plan may be amended without the approval of the Corporation's shareholders, except that no such amendment will increase the number of Common Shares issuable under the Amended & Restated Performance Plan without such approval.

Federal Income Tax Consequences

      The following discussion is intended only as a general summary of the federal income tax consequences of the receipt of options, performance awards and restricted awards under the Internal Revenue Code (the "Code"). Because federal income tax consequences vary based upon individual circumstances, each Participant in the Amended & Restated Performance Plan should consult his or her own tax advisor with respect thereto. Moreover, the following summary relates only to Participants' federal income tax treatment. The state, local and foreign tax consequences may be substantially different.

       A Participant to whom an NQO is granted generally recognizes no income
at the time of the grant.   When a Participant exercises an NQO, he or she
generally recognizes taxable compensation income equal to the amount by which
the fair market value of the Common Shares exceeds the exercise price.   The
Participant's tax basis in such shares is equal to the exercise price paid plus
the compensation income described above.   The Participant's holding period for
such shares normally commences on the day following the date of exercise.

     A Participant to whom an ISO is granted is accorded special federal income tax treatment under certain circumstances ("ISO treatment"). A Participant to whom an ISO is granted generally recognizes no taxable income at the time of
grant or at the time of exercise.   A Participant must meet certain employment
conditions to gain ISO treatment for an ISO, and must hold the shares received upon the exercise of an ISO for certain periods to recognize capital gains rather than compensation income on certain portions of the sales proceeds of the shares issued at exercise. A Participant may be subjected to alternative minimum tax (AMT) upon the exercise of an ISO. The Company has not issued any ISOs under the Amended Performance Plan to date.

      In general, a Participant to whom a performance award or restricted award is made recognizes no taxable income at the time such award is made. A Participant recognizes taxable compensation income, however, at the time and in the amount of the cash payment pursuant to such award.

     A Participant who receives Common Shares subject to vesting pursuant to a performance award or restricted award does not normally recognize any taxable income upon the receipt of such award. Instead, the Participant recognizes taxable compensation income at the time those shares have vested, in an amount equal to the fair market value of such shares on the date the restriction lapses. The Participant's tax basis in those shares is equal to the taxable compensation income. The Participant's holding period for such shares normally begins on the day following the date the restriction lapses.

     Dividends paid on Common Shares subject to vesting are taxable compensation income for federal income tax purposes when received until the date the restriction lapses.

     Rather than recognizing income under the foregoing rules, the Participant may elect to recognize compensation income equal to the fair market value of the Common Shares on the award date by filing an election under Section 83(b)
of the Code.   The election  must be  filed with the Internal Revenue Service no later than 30 days after the award date. If a Participant makes such an election, his or her tax basis in those shares is equal to the taxable compensation income. The Participant's holding period for the shares normally begins on the day following the award date.

     If Participant is a 16(b) Person, the tax consequences of a performance award or a restricted award may be different than those described above. Generally, a 16(b) Person does not recognize taxable income on receipt of property such as Common Shares until he or she is no longer subject to
liability with respect to disposition of such Common Shares.   However, by
filing an election under Section 83(b) of the Code with the Internal Revenue Service no later than 30 days after the date of transfer of property, a 16(b) Person will recognize taxable income at the time of such transfer. The tax basis and holding period for such shares is determined in the same way as for those of other shareholders making the Section 83(b) election described above.

      The discussion above is intended only as a summary rather than a complete enumeration or analysis of all potential tax effects relevant to Participants of the Amended & Restated Performance Plan. Accordingly, all Participants are encouraged to consult their own tax advisors concerning federal, state, local and foreign income and other tax considerations relating to such awards and rights thereunder. In particular, it is recommended that each Participant consult his or her own tax advisor as to the making of a Section 83(b) election and the special tax considerations for a 16(b) Person.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      The Board of Directors, upon recommendation by the Audit Committee, has appointed Ernst & Young LLP as independent auditors to examine the financial statements of the Corporation for the year ending December 31, 1999 and to perform other appropriate accounting services.

      A proposal will be presented at the Annual Meeting to ratify the appointment of Ernst & Young LLP as the Corporation's independent auditors. One or more members of that firm are expected to be present at the Annual Meeting to respond to questions and to make a statement if they desire to do so. If the shareholders do not ratify this appointment by the affirmative vote of a majority of the shares represented in person or by proxy at the Annual Meeting, other independent auditors will be considered by the Board of Directors upon recommendation by the Audit Committee.

The Board of Directors recommends a vote "FOR" ratification of the appointment of Ernst & Young LLP as the Corporation's independent auditors.

                                 OTHER BUSINESS

     At the date of this Proxy Statement, the Corporation has no knowledge of any business other than that described above that will be presented at the Annual Meeting. If any other business should properly come before the Annual Meeting, the proxies will be voted in the discretion of the proxy holders.

                               SECURITY OWNERSHIP

    The following information with respect to the outstanding Common Shares beneficially owned by each director and nominee for director of the Corporation, the chief executive officer and the four other most highly compensated executive officers, and the directors and executive officers as a group and all beneficial owners of more than five percent of the Common Shares is furnished as of February 28, 1999.

                                          Common Shares
                                       Number of    Percent
              Name                    Shares(1)(3) of Class(2)
      Thomas H. Anderson(4)              251,545      3.08
      Richard P. Anderson(5)             508,639      6.11
      Donald E. Anderson(6)              153,279      1.88
      Michael J. Anderson(7)             181,395      2.21
      Christopher J. Anderson(9)         128,718      1.57
      Richard M. Anderson                108,970      1.33
      John F. Barrett                      6,651       *
      Joseph L. Braker                    49,502       *
      Paul M. Kraus(8)                   115,999      1.42
      Donald L. Mennel                     1,300       *
      Beverly J. McBride                  48,529       *
      David L. Nichols                     5,340       *
      Dr. Sidney A. Ribeau                 5,647       *
      Charles A. Sullivan                 13,976       *
      Jacqueline F. Woods                     --       *
      All directors and executive
      officers as a group (22 persons) 1,807,003     21.18

(1) "Beneficial owner" generally means any person who, directly or indirectly, has or shares voting power or investment power with respect to a security. The Corporation believes that, except as otherwise indicated, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder.
(2)  An asterisk denotes percentages less than one percent.
(3) Includes shares that may be acquired within 60 days under the Company's Stock Option Plans as follows: Mr. Thomas H. Anderson 10,040 shares; Mr. Richard P. Anderson 166,732 shares; Mr. Donald E. Anderson 1,340 shares; Mr. Michael J. Anderson 54,332 shares; Mr. Christopher J. Anderson 18,250 shares; Mr. Richard M. Anderson 9,820 shares; Mr. Barrett 2,340 shares; Mr. Braker 30,550 shares; Mr. Kraus 2,340 shares; Mr. Mennel 1,000; Ms. McBride 9,430 shares; Mr. Nichols 2,340 shares; Dr. Ribeau 3,647 shares; Mr. Sullivan 2,030 shares; with aggregate shares that may be acquired within 60 days for all Executive Officers and Directors as a group being 371,254.
(4) Includes 120,711 Common Shares held by Mrs. Mary P. Anderson, trustee, Mr. Anderson's spouse.
(5) Includes 166,897 Common Shares held by Mrs. Frances H. Anderson, Mr. Anderson's spouse; 4,548 Common Shares held by Key Trust Company, trustee for Richard P. Anderson trust for Michigan State University, a trust for whom the principal beneficiary is Mrs. Frances H. Anderson; and 4,548 shares held by Key Trust Company, trustee for Richard P. Anderson trust for The Ohio State University, a trust for whom the principal beneficiary is Mrs. Frances H. Anderson. Mr. Anderson disclaims beneficial ownership of such Common Shares.
(6) Includes 75,958 Common Shares held by Mrs. Una Anderson, Mr. Anderson's spouse.
(7) Includes 51,546 Common Shares held by Mrs. Carol H. Anderson; Mr. Anderson's spouse; 3,000 Common Shares held by Michael J. Anderson, Jr., Mr. Anderson's son; 3,500 Common Shares held by Laura J. Anderson, Mr. Anderson's daughter; 3,500 Common Shares held by Colin J. Anderson, Mr. Anderson's son; 4,548 Common Shares held by Key Trust Company, trustee for Michael J. Anderson trust for Michigan State University, a trust for whom the principal beneficiary is Mrs. Carol H. Anderson; and 4,548 shares held by Key Trust Company, trustee for Michael J. Anderson trust for University of Illinois, a trust for whom the principal beneficiary is Mrs. Carol H. Anderson. Mr. Anderson disclaims beneficial ownership of such Common Shares.
(8) Includes 55,983 Common Shares held by Mrs. Carol J. Kraus, Mr. Kraus' spouse. Mr. Kraus disclaims beneficial ownership of such Common Shares.
(9) Includes 4,548 Common Shares held by Key Trust Company, trustee for Christopher J. Anderson trust for Harvard Business School, a trust for whom the principal beneficiary is Mrs. Susan Anderson; and 4,548 shares held by Key Trust Company, trustee for Christopher J. Anderson trust for Ohio State University, a trust for whom the principal beneficiary is Mrs. Susan Anderson. Mr. Anderson disclaims beneficial ownership of such Common Shares.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

    The following summary compensation table sets forth the compensation of the Corporation's chief executive officer and four other most highly compensated executive officers (the "named executive officers") for the years ended December 31, 1998, December 31, 1997 and December 31, 1996.

                           Summary Compensation Table
                                                    Long Term   All Other
                             Annual Compensation  Compensation Compensation
Name and Position         Year    Salary   Bonus  Option Grants     (a)

Richard P. Anderson      1998    $260,000 $170,000     89,888     $6,500
Chairman of the Board    1997     250,000       --     64,754      4,750
                         1996     385,834   91,000     15,890      4,500

Michael J. Anderson      1998     252,000   95,000     17,071      6,615
President and Chief      1997     233,290       --     19,261      4,750
Executive Officer        1996     224,419   65,000      9,600      4,500

Joseph L. Braker         1998     240,000   65,000      8,500      4,575
President                1997     236,376       --      9,000      4,750
Agriculture Group        1996     236,376   50,000      9,600      4,500

Christopher J. Anderson  1998     175,000   90,000      5,500      5,794
President Processing     1997     163,000   40,000      6,000      4,750
and Manufacturing Group  1996     141,631   35,000      3,200      4,249

Beverly J. McBride       1998     156,512   30,000      2,700      4,695
Vice President,          1997     152,362       --      3,350      4,750
General Counsel          1996     145,812   17,000      2,910      4,374
and Secretary

(a) Corporation's matching contributions to its 401(k) retirement plan and its deferred compensation plan.

Option Grants

   The following table sets forth information on grants of stock options during the year ended December 31, 1998 to the executive officers named in the Summary Compensation Table. No stock appreciation rights were granted in 1998.

                               1998 Option Grants
                                                      Potential Realizable
                                                        Value at Assumed
                                                         Annual rates of
                         Individual Grants                Stock Price
                              % of                     Appreciation for
                  Number     Total                       Option Term(c)
                   of      Options
                 Securit   Granted
                   ies        to
                  Underly   Employe Exercise
                   ing      es in   or Base  Expiration
                 Options    Fiscal   Price      Date        5%         10%
                 Granted     Year

Richard P.       42,254(b)   19.22%    $8.875    1/1/08  $235,836  $597,659
  Anderson       22,000(a)   10.01%     8.875    1/1/03    53,943   119,202
                 20,000(e)    9.10%     9.125   2/17/03    50,421   111,418
                  5,634(d)    2.56%     9.125   2/17/08    32,331    81,934
Michael J.        5,071(b)    5.46%     8.875    1/1/08    28,303    71,726
  Anderson       12,000(a)    2.31%     8.875    1/1/03    29,423    65,019
Joseph L.         8,500(a)    3.87%     8.875    1/1/03    20,841    46,055
  Braker
Christopher J.    5,500(a)    2.50%     8.875    1/1/03    13,485    29,800
  Anderson
Beverly J.        2,700(a)    1.23%     8.875    1/1/03     6,620    14,629
  McBride

(a) These options, granted on January 1, 1998, were 40% vested at the date of grant, 30% after one year and 30% after two years. Annual growth of 5% results in a stock price of $11.33 per share and 10% results in a price of $14.29 per share for the five-year option term. See (c) for a discussion of these annual growth factors used in calculating potential realizable value.
(b) These options, granted on January 1, 1998, were 100% vested immediately and were taken in lieu of salary. Annual growth of 5% results in a stock price of $14.46 per share and 10% results in a price of $23.02 per share for the ten-year option term. See (c) for a discussion of these annual growth factors used in calculating potential realizable value.
(c) Potential realizable value is based on the assumed annual growth of the Company's Common Stock for the option term. Actual gains, if any, on stock option exercises are dependent on the future performance of the stock. There can be no assurance that the amounts reflected in this table will be achieved.
(d) These options, granted on February 17, 1998, were 100% vested immediately and were taken in lieu of salary. Annual growth of 5% results in a stock price of $14.86 per share and 10% results in a price of $23.67 per share for the ten-year option term. See (c) for a discussion of these annual growth factors used in calculating potential realizable value.
(e) These options, granted on February 17, 1998, were 40% vested at the date of grant, 30% after one year and 30% after two years. Annual growth of 5% results in a stock price of $11.65 per share and 10% results in a price of $14.70 per share for the five-year option term. See (c) for a discussion of these annual growth factors used in calculating potential realizable value.

Pension Plans

    The Corporation has a Defined Benefit Pension Plan (the "Pension Plan") which covers substantially all employees who work greater than 1,000 hours annually. Benefits are payable annually upon retirement at age 65 or older. A discount of six percent per year is applied for retirement before age 65. The annual benefit is equal to the employee's years of service multiplied by (a) 1% of average compensation (for five highest consecutive years out of the last ten years of service) plus (b) 0.5% of average compensation in excess of the Social Security covered compensation. The compensation covered by the Pension Plan is equal to the employee's base pay plus bonus, which in the Summary Compensation Table is the executive's salary and bonus, but beginning in 1989, was limited by the Internal Revenue Code. Each of the named executives has eleven years of credited service.

    In addition, the Corporation has a Supplemental Retirement Plan (the "Supplemental Plan") which is a non-qualified deferred compensation plan designed to cover all employees (primarily executives) who are participants in the Pension Plan and whose salary exceeds the Internal Revenue Code limit or who have taken options in lieu of salary. Benefits under this Supplemental Plan are calculated exactly as in the Pension Plan but without the Internal Revenue Code limit and then the Pension Plan benefit is subtracted to determine the Supplemental Plan benefit.

    The table below reflects the total benefits that an employee would receive under the Pension Plan and the Supplemental Plan for the indicated average compensation and years of service upon retirement at age 65 and election of a single life annuity.

   Average            Approximate Annual Retirement Benefit
  Five-Year         Based Upon the Indicated Years of Service
                  5 Years    10 Years  15 Years  25 Years  30 Years
  $ 50,000        $ 3,100    $ 6,200   $ 9,300   $15,500   $18,600
   100,000          6,900     13,700    20,600    34,300    41,100
   150,000         10,600     21,200    31,800    53,000    63,600
   200,000         14,400     28,700    43,100    71,800    86,100
   250,000         18,100     36,200    54,300    90,500   108,600
   300,000         21,900     43,700    65,600   109,300   131,100
   350,000         25,600     51,200    76,800   128,000   153,600
   400,000         29,400     58,700    88,100   146,800   176,100
   450,000         33,100     66,200    99,300   165,500   198,600
   500,000         36,900     73,700   110,600   184,300   221,100

Compensation Committee Report on Executive Compensation

    The Compensation Committee of the Board of Directors (the "Committee") is pleased to present its report on executive compensation. The Committee reviews and makes recommendations to the Board of Directors regarding salaries, compensation and benefits of executive officers and key employees of the Corporation and recommends long term compensation plans including the grant of options to purchase Common Shares of the Corporation. This Committee report documents the components of the Corporation's executive officer compensation programs and describes the bases upon which compensation will be determined by the Committee with respect to the executive officers of the Corporation, including the executive officers that are named in the compensation tables (the "Named Executives").

    This Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    Compensation Philosophy. The compensation philosophy of the Corporation is to endeavor to directly link executive compensation to continuous improvements in corporate performance and increases in shareholder value. The Committee has adopted the following objectives as guidelines for compensation decisions.

          Display a willingness to pay levels of compensation that are necessary to attract and retain highly qualified executives.

          Be willing to compensate executive officers in recognition of superior individual performance, new responsibilities or new positions within the Corporation.

          Take into account historical levels of executive compensation and the overall competitiveness of the market for high quality executive talent.

          Implement a balance between short- and long-term compensation to complement the Corporation's annual and long-term business objectives and strategy and encourage executive performance in furtherance of the fulfillment of those objectives.

          Provide variable compensation opportunities based on the performance of the Corporation, encourage share ownership by executives and align executive remuneration with the interests of shareholders.

    Compensation Program Components. The Committee regularly reviews the Corporation's compensation program to ensure that pay levels and incentive opportunities are competitive with the market and reflect the performance of
the Corporation.   The particular elements of the compensation program  for
executive officers are further explained below.

      Base Salary and Bonus. The Corporation's base pay levels are largely determined by evaluating the responsibilities of the position held and the experience of the individual and by comparing the salary scale with companies of similar size and complexity. Actual base salaries are kept within a competitive salary range for each position that is established through job evaluation and market comparisons and approved by the Committee as reasonable and necessary.

      Long-Term Compensation Plan. The Corporation sponsors a Long-Term Performance Compensation Plan that provides certain of the Corporation's employees with share options and/or performance awards based on the performance of the Corporation as a whole and of each recipient individually. The exercise price of such options is the market price of the Common Shares on the date of the grant. The Amended Long-Term Performance Compensation Plan has been designed to provide the benefits of equity-based performance compensation.

       Employee Benefit Plans. The Corporation sponsors an Employee Share Purchase Plan that provides the Corporation's employees with the opportunity to purchase Common Shares through a payroll deduction plan.

    Chief Executive Officer Compensation. The 1998 fiscal year cash compensation for Mr. Richard P. Anderson, currently the Corporation's Chairman of the Board and previously (through 1998) its Chief Executive Officer, was set by the Compensation Committee of the Board of Directors based on past compensation practices and policies. Taking these practices and policies into account, Mr. Anderson's annual base salary was set at $430,000 ($170,000 taken in options in lieu of salary) for 1998, and he received $260,000. In the future, the Committee will undertake responsibility for establishing the Chief Executive Officer's annual cash and equity-based compensation. In doing so, the Committee will consider a number of factors, including prior compensation arrangements, corporate performance, individual performance and competitive standards.

    Summary. After its review of all existing programs, the Committee continues to believe that the total compensation program for executives of the Corporation is focused on increasing values for shareholders and enhancing
corporate performance.   The Committee currently believes that the compensation
of executive officers is properly tied to share appreciation through the Long-Term Performance Compensation Plan. The Committee believes that executive compensation levels at the Corporation are competitive with the compensation programs provided by other corporations with which the Corporation competes. The foregoing report has been approved by all members of the Committee.

                                         COMPENSATION COMMITTEE
                                         John F. Barrett (chair), David L.
                                         Nichols and Charles A. Sullivan

                               PERFORMANCE GRAPH

      The graph below compares the total shareholder return on Company Common Stock to the cumulative total return for the NASDAQ U.S. Index and to the cumulative total return for the NASDAQ Non-Financial Index. The indices reflect the year-end market value of an investment in the stock of each company in the index, including additional shares assumed to have been acquired with cash dividends, if any.

      The graph assumes a $100 investment in The Andersons, Inc. Common Stock on February 29, 1996 (first month-end after trading began) and also assumes investments of $100 in each of the NASDAQ U.S. and the NASDAQ Non-Financial indices, respectively, on February 29, 1996. The value of these investments on the following calendar year ends is shown in the table below the graph.

              The Andersons, Inc. Performance Graph


                      Base Period           Cumulative Returns
                    February 29,1996     1996      1997       1998
The Andersons, Inc.     $100.00        $ 79.35   $ 78.22    $103.58
NASDAQ U.S.             $100.00        $117.88   $144.62    $203.29
NASDAQ Non-Financial    $100.00        $115.50   $135.50    $198.47

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

      Proposals of shareholders intended to be presented at the annual meeting in 2000 must be received by the Secretary of the Corporation, at the address below, not later than December 1, 1999 to be considered for inclusion in the Corporation's 2000 proxy materials.

                             ADDITIONAL INFORMATION

      This solicitation is being made by the Corporation. All expenses of the Corporation in connection with this solicitation will be borne by the Corporation. In addition to the solicitation by mail, proxies may be solicited by directors, officers and other employees of the Corporation by telephone, telex, in person or otherwise, without additional compensation. The Corporation will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record by such persons and will reimburse such persons and the Corporation's transfer agent for their reasonable out-of-pocket expenses in forwarding such materials.

      The Corporation will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Corporation's Annual Reports on Form 10-K for the fiscal year ended December 31, 1998, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Requests for copies of such Annual Reports on Form 10-K should be directed to the Secretary of the Corporation at the address below.

      Please complete the enclosed proxy card and mail it in the enclosed postage-paid envelope as soon as possible.

                                    By order of the Board of Directors



                                    Beverly J. McBride
                                    Secretary

THE ANDERSONS, INC.
480 West Dussel Drive
Maumee, Ohio 43537
March 15, 1999

                                     PROXY

                      Solicited by the Board of Directors

                              THE ANDERSONS, INC.
                             480 West Dussel Drive
                               Maumee, Ohio 43537

   The undersigned hereby appoints Matthew C. Anderson, John P. Kraus and Beverly J. McBride, and each of them, proxies, with power of substitution and revocation, acting by a majority of those present and voting or if only one is present and voting then that one, to vote the share(s) of The Andersons, Inc. which the undersigned is entitled to vote, at the Annual Meeting of shareholders to be held on April 21, 1999 and at any adjournment or postponements thereof, with all the powers the undersigned would possess if present, with respect to the following:

 Important - This Proxy must be signed and dated on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

1.Election  of  directors    FOR all nominees          WITHHOLD AUTHORITY
                           (except as indicated)    to vote for all nominees

        Nominees: Donald E. Anderson, Michael J. Anderson, Richard M. Anderson, Richard P. Anderson, Thomas H. Anderson, John F. Barrett, Paul M. Kraus, Donald L. Mennel, David L. Nichols, Dr. Sidney A. Ribeau, Charles A. Sullivan, Jacqueline F. Woods

   (To withhold authority to vote for any nominee, strike out that nominee's name.)

2.Approval of an amendment to the corporation's Amended Long-Term Performance Compensation Plan.

                 FOR        AGAINST        ABSTAIN

3.Ratification of the appointment of Ernst & Young LLP as the Corporation's independent auditors.

                 FOR        AGAINST        ABSTAIN

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE CORPORATION'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999.

                                   Please sign exactly as names appear on this Proxy. Joint owners should each sign. Trustees, executors, etc. should indicate the capacity in which they are signing.

                                   []  I plan to attend the meeting.


                                   Signature(s)___________________________


                                   _____________________________________

                                   Dated:______________________,1999






                                                                   APPENDIX  A




                              THE ANDERSONS, INC.
                             AMENDED AND RESTATED
                    LONG-TERM PERFORMANCE COMPENSATION PLAN

                                   SECTION I
                                    Purpose

1.1 Purpose. The purpose of The Andersons, Inc. Amended and Restated Long-Term Performance Compensation Plan (the "Amended Plan" or the "Plan") is to provide competitive Long-Term Compensation to Participants that aligns their interests with shareholder interests through share ownership and investment in the Company, and to encourage long-term growth in shareholder value through the achievement of specified financial objectives.

1.2 Rule 16b-3 Plan. With respect to persons subject to Section 16 of the Act ("Section 16 Persons"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors promulgated under the Act. To the extent any provision of the Plan or action by the Committee or the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee or the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as Participants who are
     Section 16 Persons are concerned.

1.3 Effectiveness of the Plan. The Amended Plan will be effective upon the approval of the Amended Plan by the Company's shareholders. The Plan, as so amended, will remain in effect until the earlier of the termination date set forth in Section 12.2 hereof or such time as it is amended or terminated by the Board in accordance with the terms of Section 12.2 hereof, except that no Incentive Stock Option may be granted under the Plan on or after ten years from the effective date of the Plan.


                                  SECTION II
                                  Definitions

Unless the context indicates otherwise, the following terms have the meanings set forth below.

2.1  "Act" means the Securities and Exchange Act of 1934, as amended.

2.2 "Award" means Options, Performance Awards, Restricted Awards, or cash granted pursuant to the Plan.

2.3  "Board" means the Board of Directors of the Company.

2.4  "Cause" means, with respect to any certain Participant:

     (a) The willful and continued failure by such Participant to substantially perform his or her duties with respect to the Company (other than any such failure resulting from his or her incapacity due to physical or mental illness), or

     (b) the willful engaging by such Participant in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act shall be deemed "willful" if done or omitted to be done by the Participant in good faith and in the reasonable belief that such act or omission was in the best interest of the Company.

2.5  "Change in Control" means the occurrence of any of the following events:

     (a) any "person" or "group" (as those terms are used in Sections 13(d) and 14(d) of the Act) other than an Exempt Person becomes the "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Act) (a "Beneficial Owner"), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities;

     (b) the Company's shareholders approve a merger or consolidation of the Company with any other Person (other than a merger or consolidation which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation) or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets;

     (c) during any period of two consecutive years, individuals who were members of the Board at the beginning of such period (together with any individuals who became members of the Board after the beginning of such period whose election to the Board or whose nomination for election by the shareholders of the Company was approved by a vote of at least a majority of the directors then still in office who were either members of the Board at the beginning of such period or whose election as a member of the Board was previously so approved) for any reason cease to constitute a majority of the Board then in office; or

     (d) any other events determined by the Committee or the Board to constitute a Change in Control.

2.6  "Code" means the Internal Revenue Code of 1986, as amended.

2.7  "Committee" means the Compensation Committee of the Board.

2.8 "Common Shares" means the common shares, no par value per share, of the Company, or any other class of capital shares which the Company may authorize and issue from time to time, and as may be made subject to this Plan in the sole discretion of the Board.

2.9 "Company" means collectively The Andersons, Inc., any successor entity in a merger or consolidation, and any of its Subsidiaries, which elects to participate in the Plan with the approval of the Board.

2.10 "Disability" means permanent and total disability as defined under
     Section 22(e)(3) of the Code.

2.11 "Exempt Person" shall mean (i) any Person that was a holder of Common Shares on January 2, 1996; (ii) to the extent a Person described in (i) above is an individual, such Person's spouse, descendants, spouses of descendants, trustee of trusts established for the benefit of such Person, spouses and/or descendants (acting in their capacity as trustees of such trusts), and executors of estates of such Person, spouses and/or descendants (acting in their capacity as executors of such estates);
     (iii) any Person (a) of which Persons described in (i) and/or (ii) above own more than eighty percent (80%) of the voting shares or other voting interests thereof and (b) of which Persons described in (i) and/or
     (ii) above own shares or other interests representing more than eighty percent (80%) of the total value of the shares or other interests of such Person; (iv) each Participant; (v) each employee benefit plan of the Company and (vi) any Person organized, appointed or established pursuant to the terms of any benefit plan described in (v) above. For purposes of this definition, "spouses" shall include widows and widowers until first remarried and "descendants" shall include descendants by adoption.

2.12 "Fair Market Value" as of a certain date means the fair market value of the Common Shares as determined by the Committee or the Board, as applicable, in its sole discretion. In making such determination, the Committee or the Board, as applicable, may use any of the reasonable valuation methods defined in Treasury Regulation Section 1.421-7(e)(2).

2.13 "Grant Date" as used with respect to Options, means the date as of which such Options are granted by the Committee or the Board, as applicable, pursuant to the Plan.

2.14 "Incentive Stock Option" or "ISO" means an Option conforming to the requirements of Section 422 of the Code.

2.15 "Long-Term Compensation" means an annual compensation amount determined by the Committee or the Board, as applicable, for each Participant and delivered in the form of Options, Performance Awards, Restricted Awards and/or cash at the discretion of the Committee or the Board.

2.16 "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 or its successors promulgated under the Act.

2.17 "Nonqualified Stock Option" or "NQO" means an Option granted pursuant to the Plan other than an Incentive Stock Option.

2.18 "Option" means an option to purchase Common Shares granted by the Committee or the Board pursuant to the Plan, which may be designated as either an "Incentive Stock Option" or a "Nonqualified Stock Option."

2.19 "Participant" has the meaning set forth in Section V hereof.

2.20 "Performance Goals" means specific, objective financial performance measures set by the Committee or the Board with respect to an individual Participant or group of Participants.

2.21 "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, an unincorporated organization and any other entity or group.

2.22 "Plan" or "Amended Plan" means The Andersons, Inc. Amended and Restated Long-Term Performance Compensation Plan as set forth herein and as may be amended from time to time, subject to Section 12.1 hereof.

2.23 "Retirement" means a Participant's voluntarily leaving the employment of the Company after his or her Early Retirement Date as defined in the Company's Retirement Plan, or any predecessor plan, under which the Participant has a vested right to an accrued benefit or any other voluntary termination of a Participant's employment with the approval of the Committee or the Board.

2.24 "Subsidiary" means a subsidiary corporation as defined in Section 424(f) of the Code.

2.25 "Target Performance Award" means a portion of a Participant's Long-Term Compensation, as determined by the Committee or the Board, expressed as a specific dollar amount or as a number of Common Shares based upon the Fair Market Value of the Common Shares on the first day of the Performance Period.

                                  SECTION III
                          Administration of the Plan

3.1 The Committee. The Plan shall be administered by the Committee. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors. At all times during which the Company has a class of securities registered under
     Section 12 of the Act, the Committee shall consist of not less than three Non-Employee Directors and the Committee shall be comprised solely of Non-Employee Directors who are both "Non-Employee Directors" under Rule 16b-3 promulgated under the Act and "outside directors" within the meaning of Code Section 162(m).

3.2 Authority of the Committee and the Board. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power (a) to determine which employees shall be granted Awards, (b) to prescribe the terms, conditions and vesting schedule, if any, of such Awards, (c) to determine the amount and form of Awards granted to Participants, (d) to interpret the Plan and the Awards, (e) to adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) to interpret, amend or revoke any such rules subject to Section 12.1 hereof. All powers which are vested in the Committee hereunder may also be exercised by the full Board of Directors, at its discretion. In the event of a conflict between actions taken by the Committee and the full Board, the action taken by the full Board shall control.

     The Committee and the Board, in their sole discretion and on such terms and conditions as they may provide, may delegate their duties in order to provide for the day-to-day administration of the Plan. The Committee shall control the general administration of the Plan with all powers necessary to enable it to carry out its duties in that respect;
     provided, however, that neither the Committee nor the Board may delegate its authority and powers (a) with respect to Section 16 Persons (other than by the Board to the Committee) or (b) in any way which is impermissible under Code Section 162(m) or the rules and regulations promulgated thereunder.

3.3 Decisions Binding. All determinations and decisions made by the Committee or the Board shall be final, conclusive, and binding on all Persons, and shall be given the maximum deference permitted by law.

                                  SECTION IV
                          Shares Subject to the Plan

4.1 Shares Subject to Plan. The Company shall reserve 1,400,000 Common Shares (the "Plan Shares") for issuance under this Plan, subject to adjustment pursuant to Section 4.2 hereof. Plan Shares may be Common Shares now or hereafter authorized yet unissued or Common Shares already authorized, issued and owned or purchased by the Company. If and to the extent that any rights with respect to Plan Shares shall not be exercised by any Participant for any reason or if such rights shall terminate as provided herein, Plan Shares that have not been allocated to such Participant under the Plan shall again become available for allocation to Participants as provided herein.

4.2 Change in Capitalization. In the event of a change in the capitalization of the Company due to a share split, share dividend, recapitalization, merger, consolidation, combination, or similar event or as the Committee or the Board shall in its sole discretion deem appropriate, the aggregate number of Plan Shares and the terms of any existing Awards shall be adjusted by the Committee or the Board to reflect such change.

                                   SECTION V
                                  Eligibility

The Committee and the Board shall each have the discretion to select directors, officers and employees of the Company for participation in the Plan. The discretion of the Committee and the Board to select such Participants shall be absolute and no person otherwise eligible for participation shall have any right to participate. Only persons so selected shall be deemed "Participants" for purposes hereof.

                                  SECTION VI
                                 Stock Options

6.1 Grant of Options. Options may be granted to Participants, subject to the provisions of the Plan, at any time and from time to time, as determined in the sole discretion of the Committee or the Board. The Committee or the Board, as applicable, shall in its sole discretion, determine the number of Options granted to each Participant; provided, however, that in any one calendar year, no one Participant shall be granted Options to purchase a number of Common Shares in excess of 150,000. Options granted may be ISOs, NQOs, or a combination thereof.

6.2 Option Agreement. Each Option shall be evidenced by a written option agreement (an "Option Agreement") that shall specify the Option price, the expiration date of the Option, the number of shares to which the Option pertains, any conditions to exercise of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Option Agreement also shall specify whether the Option is intended to be an ISO or a NQO.

6.3 Option Price. The price for each Common Share deliverable upon the exercise of an Option (the "Option Price") shall not be less than 100% of the Fair Market Value of the Company's Common Shares as of the date the Option is granted; provided, however, that with respect to ISOs, if at the time that an ISO is granted, the Participant (together with Persons whose share ownership is attributable to the Participant pursuant to
     Section 424(d) of the Code) owns shares possessing more than 10% of the total combined voting power of all classes of the Company's or any of its Subsidiaries' capital shares, the Option Price of the ISO shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a share on the date that the ISO is granted.

6.4 Exercise of Options. Options granted under the Plan shall be exercisable at such times, and subject to such restrictions and conditions, as the Committee or the Board, as applicable, shall determine in its sole discretion, except that any outstanding Options at the time of a Change in Control will be immediately exercisable without regard to any vesting restrictions attached to such Options. A Person electing to exercise an Option shall give written notice of such election to the Company in such form as the Committee or the Board, as applicable, may require.

6.5 Expiration of Options. Each Option shall terminate upon the first to occur of the events listed in this section.

     (a) the date for termination of such Option set forth in the Option Agreement applicable to such Option;

     (b)  the expiration of ten years from the date such Option was granted;

     (c) the expiration of one year from the date of the Optionee's Termination of Employment for a reason other than the Optionee's death, Disability or Retirement, or for Cause, it being understood that the exercise of an Incentive Stock Option at any time after ninety (90) days from the date of such Termination of Employment shall result in the loss of favorable tax treatment for the optionee with respect to such ISO under the Code;

     (d) The expiration of one year from the date of the Optionee's death, Disability or Retirement if such events occur while the Optionee is in the employ of the Company; or

     (e)  Termination of employment for Cause.

6.6 Payment. The Option Price upon exercise of any Option shall be payable to the Company in full in cash. The Committee or the Board also may, in its sole discretion, permit exercise (a) by tendering previously acquired Common Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Common Shares which are tendered must have been held by the Participant or his or her Permitted Transferees for at least six (6) months prior to their tender to satisfy the Option Price), or (b) by any other means which the Committee or the Board determines, in its sole discretion, to both provide legal consideration for the Common Shares and to be consistent with the purposes of the Plan.

     As soon as practicable after receipt of a written notification of exercise and full payment for the Common Shares purchased, the Company shall deliver to the Participant or his or her Permitted Transferees certificates (in the Participant's or such Permitted Transferee's name) representing such Common Shares.

6.7 Nontransferability of Options. Options granted under this Section VI shall not be transferable other than by will or the laws of descent and distribution and during the Participant's lifetime shall be exercisable only by the Participant or by his or her guardian or legal representative; provided, however, that a Participant may (a) in a manner specified by the Committee or the Board, designate in writing a beneficiary to exercise his or her Option after the Participant's death, provided that no such designation shall be effective unless received by the office of the Company designated for that purpose prior to the Participant's death, and (b) if the Option Agreement expressly permits, transfer an Option (other than an Incentive Stock Option) for no consideration to any (i) member of the Participant's Immediate Family,
     (ii) trust solely for the benefit of members of the Participant's Immediate Family or (iii) partnership whose only partners are members of the Participant's Immediate Family. Each transferee in a transfer or designation described in clauses (a) and (b) above is referred to with respect to a certain Participant as such Participant's "Permitted Transferee." Each Permitted Transferee shall remain subject to all of the terms and conditions applicable to such Option prior to such transfer. For purposes of this Section VI, the term, "Immediate Family" means a Participant's spouse and lineal ascendants and descendants, and adopted children.

6.8  Certain Additional Provisions for Incentive Stock Options.

     (a) The aggregate Fair Market Value (determined at the time the Option is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year shall not exceed $100,000.

     (b) ISOs may be granted only to persons who are employees of the Company at the time of grant.

     (c) No ISO may be exercised after the expiration of ten years from the date such ISO was granted; provided, however, that if the ISO is granted to a Participant who, together with Persons whose stock ownership is attributed to the Participant pursuant to Section 424(d) of the Code, owns shares possessing more than 10% of the total combined voting power of all classes of the Company's or any of its Subsidiaries' capital shares, the ISO may not be exercised after the expiration of five years from the date that it was granted.

                                  SECTION VII
                   Compensation Payable in Stock or Options

The Committee or the Board may, at any time and from time to time, at the request of a Participant, designate that a portion of such Participant's compensation otherwise payable in cash be payable in Common Shares or Options. The Committee or the Board, as applicable, shall have the sole discretion to determine the value of the Common Shares or Options so payable and the terms and conditions under which such Common Shares shall be issued or such Options shall be granted.

                                 SECTION VIII
                               Performance Award

8.1 Establishing Target Performance Awards. The Committee or the Board may, at any time and from time to time, grant awards of Common Shares, cash, or both ("Performance Awards"), to Participants on a contingency basis. The Committee or the Board, as applicable, shall have complete discretion in determining the size and composition of Performance Awards to be granted to a Participant or group of Participants and the appropriate period over which performance is to be measured ("Performance Period"). Prior to each Performance Period, the Committee or the Board shall determine (a) the Target Performance Award available for each Participant or group of Participants, (b) specific Performance Goals to be achieved during the Performance Period, and (c) the percentage of Performance Awards to be paid in relation to various Performance Goals achieved during the Performance Period.

8.2 Must Achieve Threshold Performance. No individual Performance Awards will be paid under the Plan with respect to any Performance Period unless the Company as a whole achieves a threshold level of performance during such Performance Period, as specified by the Committee or the Board, as applicable.

8.3 Payment of Earned Performance Awards. Performance Awards earned under the Plan will be delivered to Participants in the form of Common Shares or cash at the discretion of the Committee or the Board. Where the Performance Award is expressed as a specific dollar amount, Performance Awards will be converted to Common Shares based upon the Fair Market Value of the Common Shares on the date the Performance Award is to be delivered to such Participant. All portions of Performance Awards earned will be paid to Participants within 60 days following the conclusion of the Performance Period.

8.4 Vesting of Performance Awards. Except as set forth in Section 8.6, Participants in the Plan have no vested rights to Performance Awards earned under the Plan until the end of the Performance Period. In order to be eligible to receive a Performance Award, a Participant: (i) must be actively employed by the Company as of the end of the Performance
     Period, (ii) must have terminated employment during the Performance Period due to death, Retirement, or Disability while an active Participant, or (iii) must have been an active Participant at the time of a Change in Control. Exceptions to the conditions set forth in clauses
     (i) and (ii) above may be made by Committee or the Board, in their sole discretion.

8.5 Effect of Retirement, Death, or Disability. Participants whose active employment is terminated by reason of death, Retirement, or Disability during any Performance Period will receive prorated Performance Awards earned with respect to such Performance Period proportionate to the number of days they were actively employed by the Company during such Performance Period.

8.6 Effect of Change of Control. In the event of a Change of Control, each Participant who has theretofore been granted a Performance Award shall receive, within 60 days of such Change in Control, a prorated amount of such Participant's total Performance Award, proportionate to the number of days such Participant was actively employed by the Company during the applicable Performance Period prior to such Change in Control, provided such Participant has met his or her Performance Goal applicable to such Performance Period and the Company as a whole has met its threshold level of performance pursuant to Section 8.2 applicable to such Performance Period, each as adjusted on a pro forma basis to reflect the length of the Performance Period as shortened by such Change in Control. Nothing in this Section 8.6 shall be construed as limiting a Participant's opportunity to earn the remainder of his or her Performance Award for such Performance Period if the Company continues to maintain the Plan after such Change in Control, or to earn additional Performance Awards in the event the Company institutes a new performance plan after such Change in Control.

8.7 Effect of Position Changes. Any Participant whose Performance Goals are adjusted in connection with a reclassification or change in such Participant's employment status within the Company (i.e., a promotion or transfer) will be entitled to receive a prorated amount of his or her total Performance Award to the extent earned, based on the number of days served in such Participant's position prior to such reclassification or change.

8.8 Mid-hires or Transfers. An employee of the Company who becomes a Participant on or before June 30 of any calendar year will be eligible to participate in the Plan effective with the Performance Period beginning immediately prior to the date such employee becomes an active Participant. Such Participant's award will be prorated to reflect the number of days of active employment during the initial Performance Period. Employees hired after June 30 of any year will not be eligible to participate in the Plan until the commencement of the next Performance Period immediately following the date such employee begins employment with the Company.

                                  SECTION IX
                               Restricted Awards

9.1 Establishing Restricted Awards. The Committee or the Board may, at any time and from time to time, grant awards of Restricted Shares and Restricted Units to Participants on a contingency basis. The Committee or the Board, as applicable, shall have complete discretion in determining the size and composition of Restricted Awards to be granted to a Participant or group of Participants and the terms and conditions of such grant.

     Each Restricted Unit Award shall be denominated in shares of stock, with each unit having a value equivalent to the Fair Market Value of one Common Share and shall entitle the Participant to receive upon vesting the equivalent Fair Market Value of one Common Share for each vested unit. The Restricted Units awarded under the Plan shall comply with such other terms and conditions not inconsistent with the terms of this Plan as the Committee or Board in its discretion, shall establish.

     Each Restricted Share Award granted under the Plan shall be evidenced by an agreement in such form as the Committee or Board shall prescribe from time to time and shall be registered on the books of the Company as represented by the registrar and transfer agent in book form. The Restricted Share Awards shall comply with such other terms and conditions not inconsistent with the terms of this Plan as the Committee or Board in its discretion, shall establish.

9.2 Prohibition on Disposition. Any attempt to dispose of Restricted Shares in contravention of such restrictions shall be null and void and without effect. The Restricted Shares shall be registered in book form on the books of the Company until the restrictions are satisfied.

9.3 Payment of Earned Awards. Upon the expiration or termination of the restrictions prescribed by the Committee or the Board, the restrictions applicable to the Restricted Share Awards shall lapse and one or more certificates for the number of aggregate Restricted Share Awards shall be delivered, free and clear of all restrictions, except those that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be. The Company shall not be required to deliver any fractional Common Shares but will pay, in lieu thereof, the Fair Market Value (determined as of the date the restrictions end) of such fractional share to the Participant or the Participant's beneficiary or estate, as the need may be.

     Upon the expiration or termination of the restrictions prescribed by the Committee or the board, the restrictions applicable to the Restricted Unit Award shall lapse and payment shall be delivered to the Participant in cash, in Common Shares equal to the number of units granted under the Restricted Unit Award with respect to which such payment is made, or in any combination thereof, free and clear of all restrictions, except that may be imposed by law, to the Participant or the Participant's beneficiary or estate, as the case may be.

     No payment will be required from the Participant upon the issuance or delivery of any Restricted Shares, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld.

9.4 Vesting of Restricted Awards. Awards granted under the Plan shall vest at such times, and subject to such restrictions and conditions, as the Committee or the Board as applicable, shall determine in its sole discretion, except that any outstanding Awards at the time of a Change in Control will be immediately vested without regard to any restrictions attached to such awards.

9.5 Effect of Retirement, Death or Disability. Restricted Awards of Participants whose active employment is terminated by reason of death, Retirement, or Permanent Disability prior to expiration or termination of the vesting restrictions prescribed by the Committee or the Board, shall be deemed to have been earned as of the Participant's last day of employment with or service to the Company and shall be distributed as soon as practicable thereafter.

9.6 Dividends. Dividends paid on Restricted Share Awards shall be either paid at the dividend payment date in cash or in shares of unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Shares or other investment vehicles as the Committee or Board shall prescribe. Shares distributed in connection with a Common Share split or dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Share Awards with respect to which such Shares or other property has been distributed unless otherwise determined by the Committee or the Board.

     A Participant granted Restricted Unit Awards shall not receive dividends or dividend equivalents with respect to Shares subject to the Restricted Unit Award.

9.7 Rights as a Shareholder. A Participant shall have the right to receive dividends, as described in Section 9.6, on shares subject to the Restricted Share Award during the applicable period of restriction, to vote the Shares subject to the Restricted Share Award and to enjoy all other shareholder rights, except that the Participant shall not be entitled to delivery of the share certificates until the applicable restriction period shall have lapsed.

     A Participant granted Restricted Unit Awards shall not be entitled to any shareholder rights with respect to Shares subject to the Restricted Unit Award including the right to receive dividends as described in Section
     9.6 during the applicable period of restriction, or to vote the Shares subject to the Restricted Unit Award.

                                   SECTION X
                       No Right to Continued Employment

Participation in the Plan shall confer no rights to continued employment with the Company, nor shall it restrict the rights of the Company to terminate a Participant's employment relationship at any time for cause or without cause.

                                  SECTION XI
                               Withholding Taxes

As a condition of delivery of cash or Common Shares upon exercise of an Option, the issuance of Common Shares as restrictions are lifted, the issuance of Common Shares or the grant of Options in lieu of cash compensation, or the payment of a Performance Award, the Company shall be entitled to require that the Participant and/or his or her Permitted Transferees (without regard to whether the Participant has transferred the Award in accordance with the Plan) satisfy federal, state and local tax withholding requirements as follows:

     (a) Cash Remittance. Whenever Common Shares are to be issued upon the exercise of an Option or payment of Award, the Company shall have the right to require the Participant and/or his or her Permitted Transferees to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise or payment, prior to the delivery of any certificate or certificates for such shares. In addition, the Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements.

     (b) Share Withholding or Remittance. In lieu of the remittance required by Section XI(a) hereof or, if greater, the Participant's estimated federal, state and local tax obligations associated with an Award hereunder, a Participant who is granted an Award may, to the extent approved by the Committee or the Board, irrevocably elect by written notice to the Company at the office of the Company designated for that purpose, to (i) have the Company withhold Common Shares from any Award hereunder or (ii) deliver other previously owned Common Shares, the Fair Market Value of which as of the date on which any such tax is determined shall be equal to the amount to be withheld, if any, rounded down to the nearest whole share attributable to such exercise, occurrence or grant; provided, however, that no election to have Common Shares withheld from any Award shall be effective with respect to an Award which was transferred by such Participant to a Permitted Transferee or otherwise.

     (c) Participants Subject to Section 16(b). Notwithstanding any other provision herein, a share withholding election in connection with the exercise of an Option may be made by a Participant who is subject to Section 16(b) of the Act subject to the following additional restrictions: (1) it may not be made within six months after the grant of such Option (except in the case of the Death or Disability of the Participant) and (2) it must be made either (a) six months or more prior to the date as of which the amount of tax to be withheld is determined (the "Tax Date"), or (b) within a ten day "window period" preceding the Tax Date beginning on the third business day following the release of the Company's quarterly or annual summary statement of sales and earnings.

                                  SECTION XII
                     Amendment or Termination of the Plan

12.1 Amendment. The Board may, from time to time but not more often than once every six months (other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder), amend, modify or suspend the Plan, but no such amendment, modification or suspension without the approval of the shareholders shall increase the maximum number (determined as provided in the Plan) of Plan Shares, other than as provided in Section
     4.2 hereof. The Committee or the Board shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Company or that may be authorized or made desirable by such laws.

12.2 Termination. The Plan shall terminate on January 2, 2006; provided, however, that the Plan shall be subject to termination prior to such date on the date set forth in a resolution of the Board terminating the Plan. No termination of the Plan shall materially alter or impair the right of any Participant to receive Awards previously granted hereunder without such Participant's consent. In the event of a termination of the Plan,
     (i) each Participant who has theretofore been granted a Performance Award shall be entitled to receive, within 60 days of such termination, a prorated amount of such Participant's total Performance Award, proportionate to the number of days such Participant was actively employed by the Company during the applicable Performance Period prior to such termination, provided such Participant has met his or her Performance Goal applicable to such Performance Period and the Company as a whole has met its threshold level of performance pursuant to Section
     8.2 applicable to such Performance Period, each as adjusted on a pro forma basis to reflect the length of such Performance Period as shortened by such termination and (ii) all Options granted hereunder shall continue to be valid and binding obligations of the Company going forward on the same terms and conditions as set forth herein and in the applicable Option Agreements.

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee or the Board shall make such adjustment as it deems appropriate in the number and kind of Plan Shares, and in the exercise price of outstanding Options. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company's obligations regarding Options and Performance Awards that were granted hereunder and that are outstanding on the date of such event shall, on such terms as may be approved by the Committee or the Board prior to such event, be assumed by the surviving or continuing corporation or cancelled in exchange for property (including cash) in amounts determined by the Committee or the Board.